Exhibit 10.1

Consent of independent accountants

We hereby consent to the use in this Annual Report on Form 20-F of our report dated February 10, 2003, relating to the financial statements of Magyar Távközlési Rt., which appear in such Annual Report. We also consent to the references to us under the headings “Selected Financial Data” in such Annual Report.

PricewaterhouseCoopers

Budapest
May 9, 2003